Safeway Inc.
2011 EQUITY AND INCENTIVE AWARD PLAN
PERFORMANCE SHARE AWARD GRANT NOTICE
Safeway Inc., a Delaware corporation, (the “Company”), pursuant to its 2011 Equity and Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) an award of performance shares (“Performance Shares”). Each Performance Share represents the right to receive one share of common stock of Safeway Inc. (a “Share”) upon the achievement of certain performance goals. This award of Performance Shares is subject to all of the terms and conditions set forth herein and in the Performance Share Award Agreement attached hereto as Exhibit A (the “Performance Share Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Performance Share Award Agreement.

Participant:	[______________________________]
Grant Date:	[_________________ ___]. 20___
Target Number of Performance Shares:	[________________]
Performance Commencement Date:	[________________]
Performance Goals:	Exhibit B
Termination:
Pursuant and subject to Section 2.5 of the Performance Share Award Agreement, if Participant ceases to be an Employee, Consultant or Director prior to the applicable Payment Date, all Performance Shares that have not been paid on or prior to the date of such termination of services will thereupon be forfeited automatically by Participant without payment of any consideration therefor.

By his or her signature and the Company's signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Performance Share Award Agreement and this Grant Notice. Participant has reviewed the Performance Share Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Performance Share Award Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Performance Share Award Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit C.

SAFEWAY INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A
TO PERFORMANCE SHARE AWARD GRANT NOTICE
SAFEWAY INC. PERFORMANCE SHARE AWARD AGREEMENT
Pursuant to the Performance Share Award Grant Notice (the “Grant Notice”) to which this Performance Share Award Agreement (this “Agreement”) is attached, Safeway Inc., a Delaware corporation (the “Company”), has granted to Participant an award of performance shares (“Performance Shares”), specified in the Grant Notice, upon the terms and conditions set forth in the Safeway Inc. 2011 Equity and Incentive Award Plan, as such plan may be amended from time to time (the “Plan”), the Grant Notice and this Agreement.
ARTICLE 1.
GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
(a)“Cause” shall have the meaning ascribed to such term in any written employment agreement between or among the Company and/or any of its subsidiaries and Participant and, if no such written employment agreement shall be in force or effect, shall mean (a) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company public disgrace or disrepute, or adversely affects the Company's operations, financial performance, or relationship with its customers; (b) misappropriation of funds or other property of the Company or its affiliates; (c) refusal to perform the lawful and reasonable directives of Participant's supervisor, the Company's Chief Executive Officer or the Board; (d) failure by Participant to perform the duties of his or her employment with the Company or any of its subsidiaries which continues for a period of fourteen (14) days (other than by reason of illness or injury); or (e) material breach of any agreement with or duty owed to the Company or any of its affiliates. However, none of the foregoing events or conditions will constitute Cause unless the Company provides Participant with written notice of the event or condition and thirty (30) days to cure such event or condition (if curable) and the event or condition is not cured within such 30-day period.
(b)“Determination Date” shall mean the date, as determined by the Administrator, on which the Administrator determines whether and to what extent the Performance Goals set forth on Exhibit B have been attained; provided, however, that the Determination Date with respect to the applicable Performance Period shall be no later than March 15 of the calendar year following the end of such Performance Period.
(c)“Good Reason” shall have the meaning ascribed to such term in any written employment agreement between or among the Company and/or any of its subsidiaries and Participant and, if no such written employment agreement shall be in force or effect, shall mean the occurrence of any of the following, without Participant's prior consent: (a) a material, adverse change in Participant's responsibilities, authority or duties (including as a result of the assignment of duties materially inconsistent with Participant's position); (b) a material reduction in Participant's base salary; (c) a material transfer of Participant's principal place of employment to a location more than fifty (50) miles away from Participant's principal place of employment immediately prior to the Change in Control; or (d) the Company's material breach of this Agreement. However, none of the foregoing events or conditions will constitute Good Reason unless: (x) Participant provides the Company with written objection to the event or condition within ninety (90) days following the occurrence thereof; (y) the Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written objection; and (z) Participant resigns his or her employment within thirty (30) days following the expiration of that cure period.
(d)“Payment Date” shall mean the date the Administrator determines that the Shares payable upon achievement of the Performance Goals set forth on Exhibit B shall be paid.
(e)“Performance Share” shall mean a nonvoting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Share (subject to adjustment as provided in Section 11.3 of the Plan) solely for purposes of the Plan and this Agreement. The Performance Shares shall be used solely as a device for the determination of the payment to be made to Participant if such Performance Shares become payable pursuant to Section 2.2 hereof. The Performance Shares shall not be treated as property or as a trust fund of any kind.
(f)“Retirement” shall mean a Termination of Services other than for Cause, after Participant has attained the age of 55.
(g)“Termination of Services” shall mean Participant's Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of Participant's Termination of Services, all references to Participant's Termination of Services shall be construed to mean a “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”), and Participant shall not be considered to have a Termination of Services unless such termination constitutes a Separation from Service with respect to Participant.
1.2    Incorporation of Terms of Plan. The Performance Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE 2.
GRANT OF PERFORMANCE SHARES
2.1    Grant of Performance Shares. In consideration of Participant's agreement to remain in the service or employ of the Company or a Subsidiary and for other good and valuable consideration, effective as of the “Grant Date” set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an award of Performance Shares as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.
2.2    Performance-Based Right to Payment.
(a)    The number of Shares that shall be issued pursuant to the Performance Shares shall be determined based on the Company's achievement of Performance Goals as set forth on Exhibit B. On the Determination Date, the Administrator in its sole discretion shall determine whether and to what extent the Performance Goals as set forth on Exhibit B have been attained. The payment of Shares with respect to Participant's Performance Shares is contingent on the attainment of the Performance Goals as set forth on Exhibit B. Accordingly, Participant will not become entitled to payment with respect to the Performance Shares subject to this Agreement unless and until the Administrator determines that the Performance Goals set forth on Exhibit B have been attained. Upon such determination by the Administrator and subject to the provisions of the Plan and this Agreement, Participant shall be entitled to payment of that portion of the Performance Shares as corresponds to the Performance Goals attained (as determined by the Administrator in its sole discretion) as set forth on Exhibit B. Furthermore, pursuant to Section 2.5 (except as otherwise provided therein), in order to be entitled to payment with respect to any Performance Shares, Participant must be employed by the Company or an Affiliate on the Payment Date.
(b)    As soon as administratively practicable following the Payment Date, but in no event later than sixty (60) days after the Determination Date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code), the Company shall deliver to Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Performance Shares subject to this award that are payable pursuant to the achievement of the Performance Goals set forth on Exhibit B. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 2.7(a), (b) or (c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with Sections 2.7(a), (b) and (c) hereof.
2.3    Change in Control. Notwithstanding any contrary provision of this Agreement and pursuant to Section 11.3 of the Plan, if a Change in Control occurs and Participant has remained in the service of the Company continuously until at least immediately prior to the Change in Control, the Performance Shares shall be earned as follows:
(a)    If the Administrator reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Performance Shares will not be honored or assumed, or new rights that substantially preserve the terms of the Performance Shares substituted therefor, by Participant's employer (or the parent of such employer) immediately following the Change in Control, the Performance Shares shall become fully vested and nonforfeitable immediately prior to the Change in Control and the number of Shares earned and issued pursuant to the Performance Shares shall equal the greater of (a) the target number of Performance Shares set forth in the Grant Notice, and (b) the number of Performance Shares that would have been earned based on actual achievement of the Company's Performance Goals through the most recently completed fiscal year prior to such Change in Control (calculated as if the most recently completed fiscal year prior to such Change in Control had been the end of the Performance Period).
(b)    If the Administrator determines that the Performance Shares have been assumed and, before the Payment Date, Participant experiences a Termination of Services, other than for Cause, or Participant experiences a Termination of Services with Good Reason, within the one year period immediately following the Change in Control, the Performance Shares shall become fully vested and nonforfeitable upon such Termination of Services and the number of Shares earned and issued pursuant to the Performance Shares shall equal the greater of (a) the target number of Performance Shares set forth in the Grant Notice, and (b) the number of Performance Shares that would have been earned based on actual achievement of the Company's Performance Goals through the most recently completed fiscal year prior to such Change in Control (calculated as if the most recently completed fiscal year prior to such Change in Control had been the end of the Performance Period).
(c)    Any Performance Shares which are earned pursuant to this Section 2.3 shall be settled within 60 days of the Change in Control or Termination of Services, as applicable, in accordance with Section 2.2.

2.4    Consideration to the Company; No Employment Rights. In consideration of the grant of the award of Performance Shares by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
2.5    Forfeiture, Termination and Cancellation upon Termination of Services. Notwithstanding any contrary provision of this Agreement, upon Participant's Termination of Services for any or no reason, all rights with respect to any unpaid Performance Shares awarded pursuant to this Agreement shall immediately terminate, and Participant, or Participant's beneficiary or personal representative, as the case may be, will be entitled to no payments or benefits with respect thereto, unless the Administrator, as permitted pursuant to the terms of the Plan, determines in its sole discretion otherwise (in which case any payment to be made pursuant to this Award Agreement will be made on the Payment Date and, for the avoidance of doubt, within the period required by Section 409A of the Code, such that it qualifies as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Department of Treasury regulations); provided, however, that in the event of Participant's Termination of Services during the Performance Period by reason of death, disability or Retirement, Participant shall be entitled to receive, on the Payment Date, a portion of the unpaid Performance Shares awarded pursuant to this Agreement that would have been paid had Participant remained employed to the end of the Performance Period, prorated according to the number of full months that Participant was employed during the Performance Period.
2.6     Withholding.
(a)    Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Participant of any sums required by federal, state or local tax law to be withheld with respect to the grant of the Performance Shares or the issuance of the Shares, or any other taxable event related thereto. The Company may permit Participant to make such payment in one or more of the forms specified below:
(i)by cash or check made payable to the Company;
(ii)by the deduction of such amount from other compensation payable to Participant;
(iii)by tendering Shares (including, without limitation, Shares otherwise payable pursuant to the Performance Shares) which have a then-current Fair Market Value on the date of delivery not greater than the amount necessary to satisfy the Company's withholding obligation based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes;
(iv)by surrendering other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares payable pursuant to the Performance Shares, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale); or

(v)in any combination of the foregoing.
(b)    In the event Participant fails to provide timely payment of all sums required by the Company pursuant to Section 2.6(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to provide all or any portion of such required payment by means of tendering Shares in accordance with Section 2.6(a)(iii).
(c)    The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant's legal representative or enter such Shares in book entry form unless and until Participant or Participant's legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the Performance Shares or the issuance of Shares pursuant to the Performance Shares.
2.7    Conditions to Delivery of Shares. Subject to Section 2.6, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;
(b)    The completion of any registration or other qualification of such Shares under any federal, state or foreign law or under regulations or rules promulgated by the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable; and
(d)    The receipt by the Company of full payment for all amounts which, under federal, state, local or foreign tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares.
2.8    Rights as Stockholder. The holder of the Performance Shares shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Performance Shares and any Shares underlying the Performance Shares and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11.3 of the Plan.
ARTICLE 3.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to (a) interpret the Plan and this Agreement, (b) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules and (c) amend this Agreement, subject to Section 3.11. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Shares. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Administrator.

3.2    Grant Is Not Transferable. During the lifetime of Participant, the Performance Shares may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Performance Shares have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Performance Shares nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect, except to the extent that such sale or other disposition is permitted by the preceding sentence.

3.3    Restrictive Legends and Stop-Transfer Orders.
(a)    The share certificate(s) evidencing the Shares issued hereunder shall be endorsed with any legends that may be required by an applicable federal, state or foreign securities laws.

(b)    Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

3.4    Shares To Be Reserved. The Company shall at all times prior to the Payment Date reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.
3.5    Binding Agreement. Subject to the limitation on the transferability of the Performance Shares contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.6    Adjustments upon Specified Events. The Administrator may accelerate payment of the Performance Shares in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 11.3 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Performance Shares then outstanding and the number and kind of securities that may be issued in respect of the Performance

Shares. Participant acknowledges that the Performance Shares are subject to amendment, modification and termination in certain events as provided in this Agreement and Section 11.3 of the Plan.
3.7    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the address for Participant appearing on the Grant Notice or at the last known address for Participant contained in the Company's records. By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.8    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.9    Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
3.10    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all applicable federal, state and foreign securities laws (including the Securities Act and the Exchange Act) and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission or any other governmental regulatory body. Notwithstanding anything herein to the contrary, the Plan shall be administered, the Performance Shares are granted and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.11    Amendments. This Agreement may not be modified, amended or terminated, except by an instrument in writing, signed by a duly authorized representative of the Company and, to the extent any such modification, amendment or termination may adversely affect Participant's rights under this Agreement, by Participant, except as otherwise provided under the terms of the Plan.
3.12    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.13    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Performance Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.14    Entire Agreement. The Plan, the Grant Notice (including all Exhibits thereto) and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

3.15    Section 409A. The Performance Shares are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Shares (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Performance Shares to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.16    Limitation on Participant's Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Performance Shares, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to Performance Shares, as and when payable hereunder.

3.17    Claw-Back Policy. The Shares shall be subject to any claw-back policy implemented by the Company, in accordance with Section 11.7(b) of the Plan.

EXHIBIT B
TO PERFORMANCE SHARE AWARD GRANT NOTICE
[FOR 2013 AND THEREAFTER]
PERFORMANCE GOALS
Payment of Shares with respect to the Target Number of Performance Shares listed in the Performance Share Award Grant Notice is contingent on the attainment of the Performance Goals listed below for the Performance Period.
Performance Period: [December 30, 2012] through [January 2, 2016]

EPS CAGR for Performance Period	Percentage of Target Number of Performance Shares Earned
Less than 80% of the S&P 500 EPS CAGR Median	—%
80% of the S&P 500 EPS CAGR Median	50%
S&P 500 EPS CAGR Median	100%
S&P 500 EPS CAGR Top Quartile Threshold	[200%] [1]

[1] Maximum percentage to be specified in each individual award agreement, subject to a maximum percentage of 200%.

If the Company's EPS CAGR performance results fall between 80% of the S&P 500 EPS CAGR Median and the S&P 500 EPS CAGR Median for the Performance Period, or between the S&P 500 EPS CAGR Median and the S&P 500 EPS CAGR Top Quartile Threshold, the actual number of Performance Shares which shall vest and be awarded shall be determined based on a straight-line, mathematical interpolation between the applicable vesting percentages. Notwithstanding the foregoing, in the event that the Company's TSR for the Performance Period is either (a) less than zero, or (b) less than the S&P 500 TSR Median for the Performance Period, the actual number of Performance Shares that shall vest and be awarded shall be no greater than the Target Number of Performance Shares. In the event that the Company's EPS CAGR is less than 80% of the S&P 500 EPS CAGR Median at the end of the Performance Period, all the Performance Shares shall become ineligible for vesting and shall be forfeited.
For the purposes of the chart above:
“Reference Period” shall mean the most recent fiscal year preceding the beginning of the Performance Period.
“EPS” shall mean “diluted earnings per share,” which is calculated for the Performance Period by dividing a company's net income available to holders of such company's common stock by the weighted average number of shares of common stock outstanding, including diluted stock options, over such Performance Period.
“EPS CAGR” shall mean the “compound annual growth rate” of a company's EPS over the Performance Period, using the following formula:
EPS CAGR shall be calculated using EPS figures reported in such company's public filings with the SEC; provided that, if such company changes its method of calculating EPS during the Performance Period, the
B-1

calculations of EPS during the Reference Period and the Performance Period shall be made using a single, consistent calculation methodology; and, provided further, that the Administrator shall adjust such formula as necessary to correct any distortion caused by the impact of any negative EPS values, if applicable.
“S&P 500 EPS CAGR Median” shall mean the median of the EPS CAGRs, as determined by the Administrator, of the companies that have been in the S&P 500 during the entirety of the applicable Performance Period.
“S&P 500 EPS CAGR Top Quartile Threshold” shall mean the EPS CAGR of the company within the S&P 500 with the lowest EPS CAGR of the companies constituting the top 25% of the companies that have been in the S&P 500 during the entirety of the applicable Performance Period determined on the basis of EPS CAGR, as determined by the Administrator.
“S&P 500 TSR Median” shall mean the median of the TSRs, as determined by the Administrator, of the companies that have been in the S&P 500 during the entirety of the applicable Performance Period.
“TSR” shall mean the “total stockholder return” to a company's stockholders over the applicable Performance Period, calculated as a percentage by using the following formula:
“Stock Pricestart” shall mean the closing price of a share of the respective company's common stock on the latest date prior to the Performance Period on which shares of such company's common stock were traded, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
“Stock Priceend” shall mean the closing price of a share of the respective company's common stock on the latest date during the Performance Period on which shares of such company's common stock were traded, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
“Dividends” shall mean the sum of (a) all dividends paid with respect to one share of the respective company's common stock during the Performance Period, as reported in the company's public filings with the SEC, and (b) the yield on such dividends, assuming reinvestment of each dividend in the company's common stock on the applicable ex-dividend date, using the closing price of a share of the company's common stock on such ex-dividend date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

B-2

EXHIBIT B
TO PERFORMANCE SHARE AWARD GRANT NOTICE
[FOR 2012 ONLY]
PERFORMANCE GOALS
The Target Number of Performance Shares listed in the Performance Share Award Grant Notice (the “Total Target Number”) shall be divided into three equal tranches (each, a “Tranche Target Number”). Payment of Shares with respect to each Tranche Target Number of Performance Shares is contingent on the attainment of the Performance Goals listed below for the Performance Period corresponding to such tranche.
Performance Period 1: January 1, 2012 through December 29, 2012

EPS CAGR for Performance Period 1	Percentage of Tranche Target Number of Performance Shares Earned
Less than 80% of the S&P 500 EPS CAGR Median	—%
80% of the S&P 500 EPS CAGR Median	50%
S&P 500 EPS CAGR Median	100%

Performance Period 2: January 1, 2012 through December 28, 2013

EPS CAGR for Performance Period 2	Percentage of Tranche Target Number of Performance Shares Earned
Less than 80% of the S&P 500 EPS CAGR Median	—%
80% of the S&P 500 EPS CAGR Median	50%
S&P 500 EPS CAGR Median	100%

Performance Period 3: January 1, 2012 through January 3, 2015

EPS CAGR for Performance Period 3	Percentage of Tranche Target Number of Performance Shares Earned
Less than 80% of the S&P 500 EPS CAGR Median	—%
80% of the S&P 500 EPS CAGR Median	50%
S&P 500 EPS CAGR Median	100%
S&P 500 EPS CAGR Top Quartile Threshold	[200%][1]

[1] Maximum percentage to be specified in each individual award agreement, subject to a maximum percentage of 200%.

Vesting Calculation and Conditions
Section 1: If the Company's EPS CAGR performance results during any Performance Period fall between 80% of the S&P 500 EPS CAGR Median and the S&P 500 EPS CAGR Median, or between the S&P 500 EPS CAGR Median and the S&P 500 EPS CAGR Top Quartile Threshold, as applicable, the actual number of Performance Shares that shall vest and be awarded with respect to the applicable Performance Period shall be determined based on a straight-line, mathematical interpolation between the applicable vesting percentages. The number of Performance Shares that shall vest and be awarded with respect to Performance Periods 1 and 2 shall not exceed the Tranche Target Number.
Section 2: Subject to Section 3, below, if the Company's EPS CAGR performance results for Performance Period 3 are equal to or greater than 80% of the S&P 500 EPS CAGR Median for such period, then the total number of Performance Shares that shall vest and be awarded with respect to Performance Period 3 shall be the sum of: (i) the number of Performance Shares otherwise earned during Performance Period 3 pursuant to the Performance Period 3 table above and Section 1, and (ii) the Additional Performance Period 3 Award.
Section 3: Notwithstanding Sections 1 and 2, in the event that the Company's TSR for the Performance Period is either (a) less than zero, or (b) less than the S&P 500 TSR Median for the Performance Period, the actual number of Performance Shares that shall vest and be awarded shall be no greater than the Target Number of Performance Shares.
Definitions
For the purposes of the charts, calculations and conditions above:
“Reference Period” shall mean the most recent fiscal year preceding the beginning of the applicable Performance Period.
“EPS” shall mean “diluted earnings per share,” which is calculated for the applicable Performance Period by dividing a company's net income available to holders of such company's common stock by the weighted average number of shares of common stock outstanding, including diluted stock options, over such Performance Period.
“EPS CAGR” shall mean the “compound annual growth rate” of a company's EPS over the applicable Performance Period, using the following formula:
EPS CAGR shall be calculated using EPS figures reported in such company's public filings with the SEC; provided that, if such company changes its method of calculating EPS during the Performance Period, the calculations of EPS during the Reference Period and the Performance Period shall be made using a single, consistent calculation methodology; and, provided further, that the Administrator shall adjust such formula as necessary to correct any distortion caused by the impact of any negative EPS values, if applicable.
“S&P 500 EPS CAGR Median” shall mean the median of the EPS CAGRs, as determined by the Administrator, of the companies that have been in the S&P 500 during the entirety of the applicable Performance Period.

“S&P 500 EPS CAGR Top Quartile Threshold” shall mean the EPS CAGR of the company within the S&P 500 with the lowest EPS CAGR of the companies constituting the top 25% of the companies that have been in the S&P 500 during the entirety of the applicable Performance Period determined on the basis of EPS CAGR, as determined by the Administrator.

“S&P 500 TSR Median” shall mean the median of the TSRs, as determined by the Administrator, of the companies that have been in the S&P 500 during the entirety of the applicable Performance Period.
“Additional Performance Period 3 Award” shall mean the number of Performance Shares equal to the Adjusted Total Performance Shares Earned minus the Preliminary Total Performance Shares Earned. In the event that the Adjusted Total Performance Shares Earned is less than or equal to the Preliminary Total Performance Shares Earned, the “Additional Performance Period 3 Award” shall be equal to zero.
“Preliminary Total Performance Shares Earned” shall mean the cumulative total number of Performance Shares earned by Participant during Performance Periods 1, 2 and 3, as calculated pursuant to “Vesting Calculation and Conditions-Section 1,” above, with respect to each such performance period.
“Adjusted Total Performance Shares Earned” shall mean the number of Performance Shares that would be earned by Participant during Performance Period 3 pursuant to “Vesting Calculation and Conditions-Section 1,” above, calculated using “Total Target Number” in place of “Tranche Target Number.”
“TSR” shall mean the “total stockholder return” to a company's stockholders over the applicable Performance Period, calculated as a percentage by using the following formula:
“Stock Pricestart” shall mean the closing price of a share of the respective company's common stock on the latest date prior to the Performance Period on which shares of such company's common stock were traded, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
“Stock Priceend” shall mean the closing price of a share of the respective company's common stock on the latest date during the Performance Period on which shares of such company's common stock were traded, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
“Dividends” shall mean the sum of (a) all dividends paid with respect to one share of the respective company's common stock during the Performance Period, as reported in the company's public filings with the SEC, and (b) the yield on such dividends, assuming reinvestment of each dividend in the company's common stock on the applicable ex-dividend date, using the closing price of a share of the company's common stock on such ex-dividend date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

EXHIBIT C
TO PERFORMANCE SHARE AWARD GRANT NOTICE

CONSENT OF SPOUSE

I, _________________________________, spouse of ______________________________, have read and approve the foregoing Safeway Inc. Performance Share Award Agreement (the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of Safeway Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Safeway Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ______________________, 20___	____________________________________________________
Signature of Spouse

C-1

EXHIBIT D
TO PERFORMANCE SHARE AWARD GRANT NOTICE

SAFEWAY INC. 2011 EQUITY AND INCENTIVE AWARD PLAN

D-1

EXHIBIT E
TO PERFORMANCE SHARE AWARD GRANT NOTICE

SAFEWAY INC. 2011 EQUITY AND INCENTIVE AWARD PLAN PROSPECTUS

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